Exhibit 99.2

October 11, 2016

Liberty Media Corporation Announces Investor Meeting Webcast

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (“Liberty Media”) (Nasdaq: LSXMA, LSXMB, LSXMK, BATRA, BATRK, LMCA, LMCK)  will webcast its annual Investor Meeting on Thursday, November 10, 2016  with presentations beginning at approximately 9:00am E.S.T.  During these presentations, observations may be made regarding the company's financial performance and outlook, as well as other forward looking matters including the proposed acquisition of Formula 1 by Liberty Media.

The annual Investor Meeting will be held in New York, NY. If you are interested in attending, please register at https://reg.libertyexperience.com/.

The annual Investor Meeting will be broadcast live via the Internet. The webcast will begin at 9:00am E.S.T. with presentations from Liberty Media and the other companies below immediately followed by the annual Investor Meeting of Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) (estimated at 10:20am E.S.T.). All interested persons should visit the Liberty Media website at http://www.libertymedia.com/events to register for the webcast.  An archive of the webcast will also be available on this website for one year after appropriate filings have been made with the SEC.

Companies presenting in the morning at the annual Investor Meetings of Liberty Media and Liberty TripAdvisor include:

•	Liberty Media
o	Formula 1
o	Sirius XM Holdings Inc.
o	Live Nation Entertainment, Inc.
o	Atlanta Braves
•	Liberty TripAdvisor
o	TripAdvisor, Inc.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses.  Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Liberty Braves Group and the Liberty Media Group.  The businesses and assets attributed to the Liberty SiriusXM Group (Nasdaq: LSXMA, LSXMB, LSXMK) include our interest in SiriusXM.  The businesses and assets attributed to the Liberty Braves Group (Nasdaq: BATRA, BATRK) include our subsidiary Braves Holdings, LLC.  The businesses and assets attributed to the Liberty Media Group (Nasdaq: LMCA, LMCK) consist of all of Liberty Media Corporation's businesses and assets other than those attributed to the Liberty SiriusXM Group and the Liberty Braves Group, including its interests in Live Nation Entertainment and Formula 1, and minority equity investments in Time Warner Inc. and Viacom.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell shares of Liberty Media’s Series C Liberty Media common stock or any other series of its common stock.  Liberty Media stockholders and other investors are urged to read the proxy statement to be filed with the SEC because it will contain important information relating to the proposed acquisition of Formula 1.  Copies of Liberty Media’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov).  Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Investor Relations, (720) 875-5420.

Participants in a Solicitation

The directors and executive officers of Liberty Media and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed acquisition of Formula 1.  Information regarding the directors and executive officers of Liberty Media is available in its definitive proxy statement, which was filed with the SEC on July 8, 2016, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials regarding the foregoing to be filed with the SEC.  Free copies of these documents may be obtained as described in the preceding paragraph.

Liberty Media Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation